Exhibit 99.1

Contact: Stephen Purtell Senior Vice President Corporate Communications, Investor Relations and Treasurer +1-972-595-5180 investors@sftp.com

Six Flags Reports Fourth Quarter and Full Year 2022 Performance

ARLINGTON, Texas — March 2, 2023 — Six Flags Entertainment Corporation (NYSE: SIX), the world’s largest regional theme park company and the largest operator of waterparks in North America, today reported fourth quarter revenue of $280 million, Net Income of $13 million, and Adjusted EBITDA of $99 million. For the full year, the company reported revenue of $1,358 million, Net Income of $109 million, and Adjusted EBITDA of $465 million.

“We are pleased to have delivered record fourth quarter Adjusted EBITDA(1), which provides evidence that our new strategy and our new culture are beginning to take hold,” said Selim Bassoul, President and CEO. “I’m proud of our team’s commitment to elevating the guest experience. In the fourth quarter, we launched three new events and amplified our largest event of the year, Fright Fest, which drove improved attendance trends and guest satisfaction. Our team is hard at work developing an exciting lineup of new events, rides and attractions for 2023, as we look to build on our success in the fourth quarter.”

Fourth Quarter 2022 Results

	Three Months Ended
(Amounts in millions, except per share data)	January 1, 2023	January 2, 2022	% Change vs. 2021
Total revenue	$280	$317	(12)%
Net income (loss) attributable to Six Flags Entertainment	$13	$(2)	N/M
Earnings (loss) per share, diluted	$0.16	$(0.02)	N/M
Adjusted EBITDA (1)	$99	$95	5%
Attendance	4.1	5.8	(30)%
Spending per capita figures(2)
Total guest spending per capita	$65.15	$53.00	23%
Admissions spending per capita	$34.50	$27.90	24%
In-park spending per capita	$30.65	$25.10	22%

Total revenue for fourth quarter 2022 decreased $37 million, or 12%, compared to fourth quarter 2021, driven by lower attendance, partially offset by higher guest spending per capita. The decrease in attendance was driven by an increase in ticket prices, the elimination of free tickets and heavily-discounted pass products, and fewer operating days. The company did not open six parks in fourth quarter 2022 that were open for Holiday in the Park in fourth quarter 2021, which accounted for 279 thousand additional guests in fourth quarter 2021.

The $12.15 increase in guest spending per capita compared to fourth quarter 2021 consisted of a $6.60 increase in Admissions spending per capita and a $5.55 increase in In-park spending per capita. The increase in Admissions spending per capita was primarily driven by higher realized ticket prices, a higher mix of single day tickets, and revenue from memberships beyond the initial 12-month commitment period, which is recognized evenly each month and was spread over a lower amount of attendance in 2022 versus 2021. The higher In-park spending reflects the company’s in-park pricing initiatives, and a strong assortment of retail products, food & beverage offerings, rentals, and new events.

The company more than offset the decrease in revenue in the fourth quarter 2022 with lower cash operating costs, driven by full-time headcount reductions, fewer total employee hours worked, and lower advertising costs. These efficiency measures were partially offset by higher wage rates and increases in repair and maintenance, utilities, and other costs due to inflation.

The company had a net income of $13 million in fourth quarter 2022, compared to a net loss of $2 million in fourth quarter 2021. The income per share was $0.16 compared to a loss per share of $0.02 in fourth quarter 2021, driven by lower cash operating costs partially offset by a reduction in revenue. Adjusted EBITDA was $99 million, an increase of $4 million compared to fourth quarter 2021.

Full Year 2022 Results

	Twelve Months Ended
(Amounts in millions, except per share data)	January 1, 2023	January 2, 2022	% Change vs. 2021
Total revenue	$1,358	$1,497	(9)%
Net income attributable to Six Flags Entertainment	$109	$130	(16)%
Earnings per share, diluted	$1.29	$1.50	(14)%
Adjusted EBITDA (1)	$465	$498	(7)%
Attendance	20.4	27.7	(26)%
Spending per capita figures(2)
Total guest spending per capita	$63.93	$52.40	22%
Admissions spending per capita	$35.99	$28.73	25%
In-park spending per capita	$27.94	$23.67	18%

Total revenue for full year 2022 decreased $139 million, or 9%, compared to 2021, driven by lower attendance, partially offset by higher guest spending per capita. The lower attendance was driven by an increase in ticket prices and the elimination of free tickets and heavily-discounted pass products. In addition, due to the adoption of a fiscal reporting calendar commencing January 1, 2021, there were three fewer days in full year 2022 compared to full year 2021, which accounted for 89 thousand additional guests in full year 2021(3). Lastly, the company closed six parks for Holiday in the Park in fourth quarter 2022 that were open in fourth quarter 2021, which accounted for 279 thousand additional guests in full year 2021.

The $11.53 increase in guest spending per capita compared to full year 2021 consisted of a $7.26 increase in Admissions spending per capita and a $4.27 increase in In-park spending per capita. The increase in Admissions spending per capita was primarily driven by higher realized ticket prices and a higher mix of single day tickets. The higher In-park spending reflects the company’s in-park pricing initiatives, and a strong assortment of retail products, food & beverage offerings, rentals, and new events.

The company partially offset the decrease in revenue in full year 2022 with lower cash operating costs. The reduction in operating costs was driven by full-time headcount reductions, fewer total employee hours worked, and lower advertising costs. These efficiency measures were offset by higher wage rates and increases in repair and maintenance, utilities, and other costs due to inflation.

The company had net income of $109 million in full year 2022, compared to $130 million in the prior year period. The income per share was $1.29 compared to an income per share of $1.50 in full year 2021. Adjusted EBITDA was $465 million, a decrease of $33 million compared to full year 2021, driven by lower revenues, partially offset by a reduction in expenses. During the second quarter 2021, the company received $11 million related to one of its terminated international development agreements in China. Excluding the impact of this payment, Adjusted EBITDA decreased $22 million compared to full year 2021.

Balance Sheet and Capital Allocation

As of January 1, 2023, the company had total reported debt of $2,381 million, and cash or cash equivalents of $80 million. Deferred revenue was $129 million as of January 1, 2023, a decrease of $49 million, or 28%, from January 2, 2022. The decrease was primarily due to lower unit sales of season passes and memberships. In full year 2022, the company invested $112 million in new capital, net of insurance recoveries.

Conference Call

At 7:00 a.m. Central Time today, March 2, 2023, the company will host a conference call to discuss its fourth quarter and full year 2022 financial performance. The call is accessible through either the Six Flags Investor Relations website at https://investors.sixflags.com/news-and-events/events-and-presentations or by dialing 1-833-629-0614 in the United States or +1-412-317-9257 outside the United States and requesting the Six Flags earnings call. A replay of the call will be available on the company’s investor relations site https://investors.sixflags.com

About Six Flags Entertainment Corporation

Six Flags Entertainment Corporation is the world’s largest regional theme park company with 27 parks across the United States, Mexico and Canada. For 62 years, Six Flags has entertained hundreds of millions of guests with world-class coasters, themed rides, thrilling waterparks and unique attractions. Six Flags is committed to creating an inclusive environment that fully embraces the diversity of our team members and guests. For more information, visit www.sixflags.com

Forward Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include all statements that are not historical facts and can be identified by words such as "anticipates," "intends," "plans," "seeks," "believes," "estimates," "expects," "may," "should," "could" and variations of such words or similar expressions. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, assumptions and other factors, some of which are beyond our control, which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors include, (i) the effect, impact, potential duration or other implications of the COVID-19 pandemic or virus variants, and any expectations we may have with respect thereto including the continuing efficacy of the COVID-19 vaccines, (ii) the adequacy of our cash flows from operations, available cash and available amounts under our credit facilities to meet our liquidity needs, including in the event of a prolonged closure of one or more of our parks, (iii) our ability to execute our strategy to significantly improve our financial performance and the guest experience, (iv) expectations regarding consumer demand for regional, outdoor, out-of-home entertainment, including for our parks, and (v) expectations regarding our annual income tax liability and the availability and effect of net operating loss carryforwards and other tax benefits.

Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, they are, by their nature, subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Additional risks and uncertainties that could cause actual results to differ materially from those described in such forward-looking statements include, among others, the following factors impacting attendance, such as local conditions, contagious diseases, including COVID-19 and Monkeypox, or the perceived threat of contagious diseases, events, disturbances and terrorist activities; regulations and guidance of federal, state and local governments and health officials regarding the response to COVID-19 or other health emergencies such as Monkeypox, including with respect to business operations, safety protocols and public gatherings (such as voluntary and, in some cases, mandatory, quarantines, as well as shut downs and other restrictions on travel and commercial, social and other activities); economic impact of political instability and conflicts globally, such as the war in Ukraine; recall of food, toys and other retail products sold at our parks; accidents or incidents involving the safety of guests and employees, or contagious disease outbreaks at our parks or other parks in the industry and negative publicity about us or our industry; availability of commercially reasonable insurance policies at reasonable rates; inability to achieve desired improvements and our financial performance targets; adverse weather conditions such as excess heat or cold, rain and storms; general financial and credit market conditions, including our ability to access credit or raise capital; the increased cost of capital due to raising interest rates; macro-economic conditions (including supply chain issues and the impact of inflation on customer spending patterns); changes in public and consumer tastes; construction delays in capital improvements or ride downtime; competition with other theme parks, waterparks and entertainment alternatives; dependence on a seasonal workforce; unionization activities and labor disputes; laws and regulations affecting labor and employee benefit costs, including increases in state and federally mandated minimum wages, healthcare reform and potential wage and hour claims; availability of labor; environmental laws and regulations; laws and regulations affecting corporate taxation; pending, threatened or future legal proceedings and the significant expenses associated with litigation; cybersecurity risks; and other factors could cause actual results to differ materially from the company’s expectations, including the risk factors or uncertainties listed from time to time in the company’s filings with the Securities and Exchange Commission (the “SEC”). Although we believe that the expectations reflected in such forward-looking statements are reasonable, we make no assurance that such expectations will be realized and actual results could vary materially. Reference is made to a more complete discussion of forward-looking statements and applicable risks contained under the captions "Cautionary Note Regarding Forward-Looking Statements" and "Risk Factors" in our Annual and Quarterly Reports on Forms 10-K and 10-Q, and our other filings and submissions with the SEC, each of which are available free of charge on the company’s investor relations website at investors.sixflags.com and on the SEC’s website at www.sec.gov.

Footnotes

(1)	See the following financial statements and Note 4 to those financial statements for a discussion of Adjusted EBITDA (a non-GAAP financial measure) and its reconciliation to net income (loss).
(2)	We use certain per capita operational metrics that measure the performance of our business on a per guest basis and believe that these metrics provide relevant and useful information for investors because they assist in comparing our operating performance on a consistent basis, make it easier to compare our results with those of other companies and our industry and allows investors to review performance in the same manner as our management.
•	Total guest spending per capita is the total revenue generated from our guests, on a per guest basis, through admissions and in-park spending. Total guest spending per capita is calculated by dividing the sum of Park admissions revenue and Park food merchandise and other revenue by total attendance.
•	Admissions revenue per capita is the total revenue generated from our guests, on a per guest basis, to enter our parks. Admissions revenue per capita is calculated by dividing Park admission revenue by total attendance.
•	Non-admissions revenue per capita is the total revenue generated from our guests, on a per guest basis, on items sold within our parks, such as food, games and merchandise. Non-admission revenue per capita is calculated by dividing Park food, merchandise and other revenue by total attendance.
(3)	Comparable periods are January 1, 2021 through January 2, 2022, compared to January 3, 2022 through January 1, 2023.

Statement of Operations Data(1)

	Three Months Ended		Year Ended
(Amounts in thousands, except per share data)	January 1, 2023	January 2, 2022	January 1, 2023	January 2, 2022
Park admissions	$140,149	$160,933	$735,415	$795,649
Park food, merchandise and other	124,516	144,831	570,965	655,451
Sponsorship, international agreements and accommodations	15,211	11,046	51,856	45,805
Total revenues	279,876	316,810	1,358,236	1,496,905
Operating expenses (excluding depreciation and amortization shown separately below)	126,872	142,720	591,560	647,250
Selling, general and administrative costs (excluding depreciation, amortization and stock-based compensation shown separately below)	32,470	56,746	154,485	189,919
Costs of products sold	22,157	25,219	108,146	125,728
Other net periodic pension benefit	(559)	(2,485)	(5,410)	(5,894)
Depreciation and amortization	30,352	29,496	117,124	114,434
Loss on impairment of park assets	16,943	—	16,943	—
Stock-based compensation	(1,451)	3,948	7,673	21,462
Loss on disposal of assets	891	10,274	3,927	12,137
Interest expense, net	33,885	37,873	141,590	152,436
Loss on debt extinguishment	—	—	17,533	—
Other expense, net	2,244	9,326	4,126	18,122
Income before income taxes	16,072	3,693	200,539	221,311
Income tax expense	2,703	5,692	46,960	49,622
Net income (loss)	13,369	(1,999)	153,579	171,689
Less: Net income attributable to noncontrolling interests	—	—	(44,651)	(41,766)
Net income (loss) attributable to Six Flags Entertainment Corporation	$13,369	$(1,999)	$108,928	$129,923

Weighted-average common shares outstanding:
Basic:	83,156	86,047	84,366	85,708
Diluted:	83,230	86,754	84,695	86,651

Net earnings (loss) per average common share outstanding:
Basic:	$0.16	$(0.02)	$1.29	$1.52
Diluted:	$0.16	$(0.02)	$1.29	$1.50

	As of
(Amounts in thousands, except share data)	January 1, 2023	January 2, 2022
ASSETS
Current assets:
Cash and cash equivalents	$80,122	$335,585
Accounts receivable, net	49,405	97,722
Inventories	44,811	27,273
Prepaid expenses and other current assets	66,452	55,455
Total current assets	240,790	516,035
Property and equipment, net:
Property and equipment, at cost	2,592,485	2,501,829
Accumulated depreciation	(1,350,739)	(1,250,902)
Total property and equipment, net	1,241,746	1,250,927
Other assets:
Right-of-use operating leases, net	158,838	186,754
Debt issuance costs	2,764	4,899
Deposits and other assets	17,905	6,170
Goodwill	659,618	659,618
Intangible assets, net of accumulated amortization	344,164	344,187
Total other assets	1,183,289	1,201,628
Total assets	$2,665,825	$2,968,590

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Accounts payable	$38,887	$38,251
Accrued compensation, payroll taxes and benefits	15,224	51,473
Accrued insurance reserves	34,053	32,182
Accrued interest payable	38,484	50,554
Other accrued liabilities	67,346	74,290
Deferred revenue	128,627	177,831
Short-term borrowings	100,000	—
Short-term lease liabilities	11,688	11,158
Total current liabilities	434,309	463,239
Noncurrent liabilities:
Long-term debt	2,280,531	2,629,524
Long-term lease liabilities	164,804	178,200
Other long-term liabilities	30,714	36,969
Deferred income taxes	184,637	148,291
Total noncurrent liabilities	2,660,686	2,965,484
Total liabilities	3,094,995	3,428,723

Redeemable noncontrolling interests	521,395	522,067

Stockholders' deficit:
Preferred stock, $1.00 par value	—	—
Common stock, $0.025 par value, 280,000,000 shares authorized; 83,178,294 and 86,162,879 shares issued and outstanding at January 1, 2023 and January 2, 2022, respectively	2,079	2,154
Capital in excess of par value	1,104,051	1,120,084
Accumulated deficit	(1,985,500)	(2,023,251)
Accumulated other comprehensive loss	(71,195)	(81,187)
Total stockholders' deficit	(950,565)	(982,200)
Total liabilities and stockholders' deficit	$2,665,825	$2,968,590

	Year Ended
(Amounts in thousands)	January 1, 2023	January 2, 2022
Cash flows from operating activities:
Net income	$153,579	$171,689
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	117,124	114,434
Stock-based compensation	7,673	21,462
Interest accretion on notes payable	1,111	1,108
Loss on debt extinguishment	17,533	—
Amortization of debt issuance costs	7,097	7,911
Other, including loss on disposal of assets	839	10,567
Deferred income taxes expense	30,638	39,618
Loss on impairment of park assets	16,943	—
Change in accounts receivable	48,648	(61,245)
Change inventories, prepaid expenses and other current assets	(28,856)	29,265
Change in deposits and other assets	(11,720)	924
Change in ROU operating leases	11,410	9,905
Change in accounts payable, deferred revenue, accrued liabilities and other long-term liabilities	(79,585)	12,078
Change in operating lease liabilities	(11,003)	(13,181)
Change in accrued interest payable	(12,070)	(9,630)
Net cash provided by operating activities	269,361	334,905

Cash flows from investing activities:
Additions to property and equipment	(116,589)	(121,742)
Property insurance recoveries	5,080	—
Purchase of identifiable intangible assets	—	(12)
Proceeds from sale of assets	—	—
Net cash used in investing activities	(111,509)	(121,754)

Cash flows from financing activities:
Repayment of borrowings	(460,000)	(2,000)
Proceeds from borrowings	200,000	2,000
Stock repurchases	(96,774)	—
Payments of cash dividends	(200)	(813)
Proceeds from issuance of common stock	1,039	14,486
Payment of tax withholdings on equity-based compensation through shares withheld	—	(5,295)
Redemption premium payments on debt extinguishment	(12,600)	—
Reduction in finance lease liability	(1,016)	(641)
Purchase of redeemable noncontrolling interest	(556)	(1,115)
Distributions to noncontrolling interests	(44,651)	(41,766)
Net cash (used in) provided by financing activities	(414,758)	(35,144)

Effect of exchange rate on cash	1,443	(235)

Net (decrease) increase in cash and cash equivalents	(255,463)	177,825
Cash and cash equivalents at beginning of period	335,585	157,760
Cash and cash equivalents at end of period	$80,122	$335,585

Supplemental cash flow information
Cash paid for interest	$146,693	$147,628
Cash paid for income taxes(2)	$10,637	$11,278

Definition and Reconciliation of Non-GAAP Financial Measures

We prepare our financial statements in accordance with United States generally accepted accounting principles ("GAAP"). In our press release, we make reference to non-GAAP financial measures including Modified EBITDA, Adjusted EBITDA and Adjusted EBITDA minus capex. The definition for each of these non-GAAP financial measures is set forth below in the notes to the reconciliation tables. We believe that these non-GAAP financial measures provide important and useful information for investors to facilitate a comparison of our operating performance on a consistent basis from period to period and make it easier to compare our results with those of other companies in our industry. We use these measures for internal planning and forecasting purposes, to evaluate ongoing operations and our performance generally, and in our annual and long-term incentive plans. By providing these measures, we provide our investors with the ability to review our performance in the same manner as our management.

However, because these non-GAAP financial measures are not determined in accordance with GAAP, they are susceptible to varying calculations, and not all companies calculate these measures in the same manner. As a result, these non-GAAP financial measures as presented may not be directly comparable to a similarly titled non-GAAP financial measure presented by another company. These non-GAAP financial measures are presented as supplemental information and not as alternatives to any GAAP financial measures. When reviewing a non-GAAP financial measure, we encourage our investors to fully review and consider the related reconciliation as detailed below.

The following tables set forth a reconciliation of net income (loss) to Adjusted EBITDA for the three-month periods and twelve-month periods ended January 1, 2023, and January 2, 2022:

	Three Months Ended		Year Ended
(Amounts in thousands, except per share data)	January 1, 2023	January 2, 2022	January 1, 2023	January 2, 2022
Net income (loss)	$13,369	$(1,999)	$153,579	$171,689
Income tax expense	2,703	5,692	46,960	49,622
Other expense, net(3)	2,244	9,326	4,126	18,122
Loss on debt extinguishment	—	—	17,533	—
Interest expense, net	33,885	37,873	141,590	152,436
Loss on disposal of assets	891	10,274	3,927	12,137
Depreciation and amortization	30,352	29,496	117,124	114,434
Loss on impairment of park assets	16,943	—	16,943	—
Stock-based compensation	(1,451)	3,948	7,673	21,462
Modified EBITDA(4)	$98,936	$94,610	$509,455	$539,902
Third party interest in EBITDA of certain operations(5)	—	—	(44,651)	(41,766)
Adjusted EBITDA(4)	$98,936	94,610	$464,804	$498,136
Capital expenditures, net of property insurance recovery(6)	(38,126)	(59,927)	(111,509)	(121,742)
Adjusted EBITDA minus CAPEX(4)	$60,810	34,683	$353,295	$376,394

Weighted-average common shares outstanding	83,156	86,047	84,366	85,708

(1)	Revenues and expenses of international operations are converted into U.S. dollars on an average basis as provided by GAAP.
(2)	Cash taxes represents statutory taxes paid, primarily driven by Mexico and state level obligations. Based on our current federal net operating loss carryforwards, we anticipate paying minimal federal income taxes in 2022 and do not anticipate becoming a full cash taxpayer until at least 2024.
(3)	Amounts recorded as “Other expense, net” include certain non-recurring costs incurred in conjunction with changes made to our organizational structure in December 2021.
(4)	“Modified EBITDA,” a non-GAAP measure, is defined as our consolidated income (loss) from continuing operations: excluding the following: the cumulative effect of changes in accounting principles, discontinued operations gains or losses, income tax expense or benefit, restructure costs or recoveries, reorganization items (net), other income or expense, gain or loss on early extinguishment of debt, equity in income or loss of investees, interest expense (net), gain or loss on disposal of assets, gain or loss on the sale of investees, amortization, depreciation, stock-based compensation, and fresh start accounting valuation adjustments. Modified EBITDA, as defined herein, may differ from similarly titled measures presented by other companies. Management uses non-GAAP measures for budgeting purposes, measuring actual results, allocating resources and in determining employee incentive compensation. We believe that Modified EBITDA provides relevant and useful information for investors because it assists in comparing our operating performance on a consistent basis, makes it easier to compare our results with those of other companies in our industry as it most closely ties our performance to that of our competitors from a park-level perspective and allows investors to review performance in the same manner as our management.

"Adjusted EBITDA," a non-GAAP measure, is defined as Modified EBITDA minus the interests of third parties in the Modified EBITDA of properties that are less than wholly owned (consisting of Six Flags Over Georgia, Six Flags White Water Atlanta and Six Flags Over Texas). Adjusted EBITDA is approximately equal to “Parent Consolidated Adjusted EBITDA” as defined in our secured credit agreement, except that Parent Consolidated Adjusted EBITDA excludes Adjusted EBITDA from equity investees that is not distributed to us in cash on a net basis and has limitations on the amounts of certain expenses that are excluded from the calculation. Adjusted EBITDA as defined herein may differ from similarly titled measures presented by other companies. Our board of directors and management use Adjusted EBITDA to measure our performance and our current management incentive compensation plans are based largely on Adjusted EBITDA. We believe that Adjusted EBITDA is frequently used by all our sell-side analysts and most investors as their primary measure of our performance in the evaluation of companies in our industry. In addition, the instruments governing our indebtedness use Adjusted EBITDA to measure our compliance with certain covenants and, in certain circumstances, our ability to make certain borrowings. Adjusted EBITDA, as computed by us, may not be comparable to similar metrics used by other companies in our industry.

“Adjusted EBITDA minus capex,” a non-GAAP measure, is defined as Adjusted EBITDA minus capital expenditures, net of property insurance recoveries. Adjusted EBITDA minus capex as defined herein may differ from similarly titled measures presented by other companies. Our board of directors and managed use Adjusted EBITDA minus capex to measure our performance and our current management incentive compensation plans are based largely on Adjusted EBITDA minus capex. We believe that Adjusted EBITDA minus capex is frequently used by all our sell-side analysts and most investors as their primary measure of our performance in the evaluation of companies in our industry. Adjusted EBITDA minus capex, as computer by us, may not be comparable to similar metrics used by other companies in our industry.

(5)	Represents interests of non-controlling interests in the Adjusted EBITDA of Six Flags Over Georgia, Six Flags Over Texas and Six Flags White Water Atlanta.

(6)	Capital expenditures, net of property insurance recovery (“CAPEX”) represents cash spent on property, plant and equipment, net of property insurance recoveries.